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                                                                   EXHIBIT 10.29


                SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

     THIS SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE (this "Agreement") is made and entered into effective as of June 30, 1999 (the "Effective Date") by and between TOTAL OUTSOURCING, INC., a California corporation ("TOI"), and WIRELESS FACILITIES, INC., a Delaware corporation ("WFI"), with regard to the following facts:

                               R E C I T A L S:

     A. TOI has provided services and financing to WFI for the leasing of computer equipment, apartments, vehicles and other items when WFI had limited resources.


     B. Now that WFI has substantial resources, the parties believe that their contractual relationship is no longer a necessity and they would like to document that their relationship has ceased, as of the Effective Date.


                               A G R E E M E N T

     In consideration of the mutual releases mentioned herein, the parties acknowledge and agree:


     1.  Obligations Under Agreements Canceled.  Except for the agreements and
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covenants expressly provided in this Agreement (the "Covenants"), all obligations of the parties existing under any express or implied agreements between TOI and WFI existing prior to the Effective Date are hereby canceled and all amounts owing under them are hereby deemed paid in full.


     2.  TOI's Agreements and Covenants.  Each party hereby agrees and covenants
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to return all property of the other upon request, including, but not limited to, all office and building keys, equipment, supplies and files, all copies of same and any data relating to same. TOI agrees not to use or disclose any information its personnel learned or learns about WFI or its officers, directors, shareholders, agents or representatives.


     3.  WFI's Agreements And Covenants.  WFI hereby agrees to provide TOI a
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check in the amount of Two Hundred Eighty Thousand Ninety-One Dollars ($280,091)
no later than December 31, 1999.


     4.  Mutual Release.  TOI hereby releases and discharges WFI and all of
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WFI's agents, representatives, officers, directors, shareholders, attorneys and accountants, and WFI
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hereby releases and discharges TOI and all of TOI's agents, representatives, officers, directors, shareholders, attorneys and accountants, from all debts, claims, demands, liabilities, agreements and causes of action that the parties ever had, now have, or may have, whether accrued or contingent, against each other arising out of or relating to any and all agreements between them or their relationship, except for the Covenants.


     5.  Compromise.  This Agreement constitutes a compromise of claims between
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the parties.


     6.  Civil Code Section 1542.  The parties declare that they have read and
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understand the following statutory language of Section 1542 of the California
Civil Code, which provides:


     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with debtor.

     Nevertheless, the parties hereby assume the risk of all unknown claims against the other as provided herein and agree that this Agreement extends to all claims of every nature and kind whether or not arising out of or relating to any matters generally or specifically described above, whether such claims are known or unknown, suspected or unsuspected, except for the Covenants. All rights under Section 1542 of the California Civil Code are hereby expressly waived, except for the Covenants.


     7.  Sole Expression of Agreement.  Each party acknowledges and represents
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that (a) any promise or representation not herein expressed is not being relied upon in connection with this Agreement, and (b) this Agreement embodies all terms and conditions concerning the release referred to herein and the compromise and settlement of all direct or indirect obligations and disputes between the parties, except for the Covenants. The recitals provided above are hereby incorporated into this Agreement. This Agreement constitutes the final, complete and exclusive agreement between the parties hereto pertaining to all prior transactions and prior claims between them and supersedes any and all prior and contemporaneous agreements or representations, except for the Covenants.


     8.  No Further Waiver.  No waiver of any provision of this Agreement shall
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be deemed, or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.


     9.  Attorneys' Fees Upon Breach.  If any legal action or other proceeding
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arises from or relates to this Agreement, or any agreement or document delivered under it, or for a declaration of rights and duties hereunder, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in

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connection with that action or proceeding, in addition to any other relief to which the party may be entitled.


     10.  Governing Law and Venue.  This Agreement is entered into in San Diego,
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California. This Agreement shall be interpreted and enforced under the internal laws of the State of California. Any action or proceeding based upon, arising out of or related to this Agreement may only be commenced or maintained in a state court of appropriate jurisdiction located in San Diego, California.


     11.  Further Assurances.  Each of the parties hereto shall do all acts and
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execute and deliver all documents necessary, convenient or desirable to carry out all provisions of this Agreement. These shall include, but not be limited to, the execution by TOI of all necessary transfers and assignments for all equipment, vehicles, apartments or other items currently being leased by TOI to WFI.


     12.  Construction.  The initial draft of this Agreement was drafted by the
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law firm of Procopio, Cory, Hargreaves & Savitch LLP ("Procopio"), which represented WFI only in this transaction. Both parties acknowledge Procopio's disclosure of its representation of TOI on other matters and waive any claims they may have concerning actual or potential conflicts of interest. Procopio and WFI have strongly urged TOI to retain separate independent legal counsel. Each party has had the opportunity to consult independent counsel and either has done so or has decided not to do so. This Agreement shall not be construed against the party or its representative who drafted this Agreement or any portion hereof. This Agreement shall be construed so that time is of the essence for each of its provisions.


     13.  Binding Effect.  No claims have been assigned by any party prior to
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signing this Agreement. This Agreement shall bind and inure to the benefit of the parties and their respective heirs, personal representatives, officers, directors, attorneys, agents, successors and assigns. This Agreement may not be modified except by a written agreement signed by the parties signing this Agreement or their heirs, personal representatives, successors and assigns.


                             [Agreement Continues]

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     14.  Counterparts.  This Agreement may be executed in any number of
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counterparts, all of which together shall constitute one (1) original agreement.
Faxed signatures shall be equivalent to original signatures.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

TOTAL OUTSOURCING, INC.,                 WIRELESS FACILITIES, INC.,
 a California corporation                   a Delaware corporation

By: /s/ Haleh Tayebi                     By: /s/ Thomas A. Munro
    ----------------                         -------------------
Name: Haleh Tayebi                       Name: Thomas A. Munro
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Title: President                         Title: CFO
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